                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            Avid Technology, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                             AVID TECHNOLOGY, INC.
                         METROPOLITAN TECHNOLOGY PARK
                                 ONE PARK WEST
                        TEWKSBURY, MASSACHUSETTS 01876

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 4, 1997

  The Annual Meeting of Stockholders of Avid Technology, Inc. (the "Company") will be held on Wednesday, June 4, 1997 at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts at 10:00 a.m., local time, to consider and act upon the following matters:

    1. To elect two Class I Directors to serve for the ensuing three years.

    2. To ratify and approve the adoption of the Company's 1997 Stock Incentive Plan.

    3. To ratify the selection of Coopers & Lybrand, L.L.P. as the Company's independent accountants for the current fiscal year.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on April 14, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          Frederic G. Hammond
                                          Secretary

Tewksbury, Massachusetts
April 23, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             AVID TECHNOLOGY, INC.

                         METROPOLITAN TECHNOLOGY PARK
                                 ONE PARK WEST
                        TEWKSBURY, MASSACHUSETTS 01876

 PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4,
                                     1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avid Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 4, 1997 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

  The Company's Annual Report to Stockholders for 1996 is being mailed to stockholders concurrently with this Proxy Statement.

VOTING SECURITIES AND VOTES REQUIRED

  At the close of business on April 14, 1997, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 23,030,826 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

  Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting is required for the approval of the other matters to be voted upon.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of or against such matter and will also not be counted as shares voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of April 14, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                                   NUMBER OF
                                                     SHARES    PERCENTAGE OF
                                                  BENEFICIALLY  COMMON STOCK
BENEFICIAL OWNER                                    OWNED(1)   OUTSTANDING(2)
----------------                                  ------------ --------------
Montgomery Asset Management, L.P. ...............  2,352,800       10.2%
 101 California Street
 San Francisco, CA 94111(3)
The Capital Group Companies, Inc. ...............  2,195,800        9.5%
 333 South Hope Street
 Los Angeles, CA 90071(4)
Intel Corporation................................  1,552,632        6.7%
 2200 Mission College Boulevard
 Santa Clara, CA 95052
B.A.T. Industries p.l.c. ........................  1,300,233        5.6%
 Windsor House
 50 Victoria Street
 London SW1H ONL England(5)
Mackenzie Financial Corporation..................  1,111,500        4.8%
 150 Bloor Street West, Suite M111
 Toronto, Ontario, Canada M5S 3B5(6)
Charles T. Brumback(7)...........................      8,500         *
William E. Foster(8).............................     37,500         *
Peter C. Gotcher(9)..............................    433,954        1.9%
Robert M. Halperin(10)...........................     79,498         *
William S. Kaiser(11)............................     50,535         *
Paul A. Maeder(12)...............................     56,771         *
William J. Miller(13)............................    102,500         *
William J. Warner(14)............................    250,000        1.1%
Curt A. Rawley(15)...............................    196,110         *
Rose G. O'Donnell(16)............................     18,251         *
C. Edward Hazen(17)..............................     75,547         *
David E. Olson(18)...............................     42,015         *
Eric C. Peters(19)...............................    175,713         *
Daniel A. Keshian(20)............................    132,787         *
Paul B. Madden(21)...............................     44,734         *
All directors and executive officers as a group
 (16 persons)(22)................................  1,394,522        5.9%

--------
*  Less than 1%
 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Unless otherwise indicated, each person listed above has sole voting and/or investment power with respect to the shares listed. Any reference in the footnotes below to stock options held by the person or entity in question relates to stock options which are exercisable as of, or within 60 days after, April 14, 1997.

 (2) The number of shares deemed outstanding includes 23,030,826 shares outstanding as of April 14, 1997 plus any shares subject to options held by the person or entity in question that are exercisable as of, or within 60 days after, April 14, 1997.
 (3) Beneficial ownership as reported on a Schedule 13G delivered to the Company in February 1997. Includes 2,000,000 shares held by Montgomery Growth Fund, a mutual fund managed by Montgomery Asset Management, L.P.
 (4) Beneficial ownership as reported on a Schedule 13G delivered to the Company in March 1997. Includes 1,975,000 shares, with respect to which Capital Research and Management Company ("CRM"), an operating subsidiary of The Capital Group Companies, Inc., reported having investment discretion. SMALLCAP World Fund, Inc. ("Smallcap"), which is advised by CRM, reported having sole voting and investment power with respect to 1,325,000 of the shares reported as beneficially owned by CRM. The address of both CRM and Smallcap is 333 South Hope Street, Los Angeles, CA 90071.
 (5) Beneficial ownership as reported on a Schedule 13G delivered to the Company in February 1997. Farmers Group, Inc. ("Farmers"), an indirect wholly-owned subsidiary of B.A.T. Industries p.l.c., reported shared voting and investment power with respect to such shares through Farmers' subsidiaries, insurance exchanges for which Farmers acts as attorney-in-fact and benefit plans for employees of Farmers and its subsidiaries.
 (6) Beneficial ownership as reported on a Schedule 13G delivered to the Company in February 1997.
 (7) Mr. Brumback is a director of the Company. Includes 7,500 shares subject to stock options held by Mr. Brumback.
 (8) Mr. Foster is a director of the Company. Includes 37,500 shares subject to stock options held by Mr. Foster.
 (9) Mr. Gotcher is a director of the Company. Includes 33,750 shares subject to stock options held by Mr. Gotcher.
(10) Mr. Halperin is a director of the Company. Includes 41,998 shares owned by Mr. Halperin's adult children. Mr. Halperin has power of attorney to vote and/or dispose of such shares, but denies beneficial ownership thereof. Also includes 37,500 shares subject to stock options held by Mr. Halperin.
(11) Excludes 228,798 shares held by Greylock Capital Limited Partnership ("Greylock"), of which Mr. Kaiser, a director of the Company, is a general partner. Mr. Kaiser disclaims beneficial ownership of the shares held by Greylock, except as to his proportionate partnership interest therein. Includes 22,500 shares subject to stock options held by Mr. Kaiser.
(12) Mr. Maeder is a director of the Company. Includes 15,000 shares subject to stock options held by Mr. Maeder.
(13) Mr. Miller is Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Includes 62,500 shares subject to stock options held by Mr. Miller.
(14) Mr. Warner is a director of the Company.
(15) Mr. Rawley served as a director of the Company until January 1997 and served as President and Chief Executive Officer of the Company until January 1996. Includes 164,374 shares subject to stock options held by Mr. Rawley. Also includes an aggregate of 10,230 shares owned by Mr. Rawley's minor children, as to which shares Mr. Rawley disclaims beneficial ownership.
(16) Ms. O'Donnell serves as Senior Vice President of Engineering of the Company. Includes 14,063 shares subject to stock options held by Ms. O'Donnell.
(17) Mr. Hazen serves as Senior Vice President of Business Development and Corporate Treasurer of the Company. Includes 48,047 shares subject to stock options held by Mr. Hazen. Also includes 2,500 shares held by Mr. Hazen's spouse.
(18) Mr. Olson serves as Senior Vice President of Worldwide Operations of the Company and Chief Operating Officer of Digidesign, a division of the Company. Includes 30,475 shares subject to stock options held by Mr. Olson.
(19) Mr. Peters serves as Senior Vice President and Chief Technology Officer of the Company. Includes 126,563 shares subject to stock options held by Mr. Peters.
(20) Mr. Keshian served as President of the Company until September 1996. Includes 94,349 shares subject to stock options held by Mr. Keshian.
(21) Mr. Madden served as Vice President of Engineering of the Company through November 1996. Consists of 44,734 shares subject to stock options held by Mr. Madden.
(22) Includes an aggregate of 464,761 shares subject to options held by directors and executive officers of the Company. Excludes shares beneficially owned by Messrs. Rawley, Keshian and Madden.

                             ELECTION OF DIRECTORS

  The Company has a classified Board of Directors consisting of three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. In January 1997, Mr. Rawley, a Class I Director, resigned from the Board of Directors of the Company. As a result of Mr. Rawley's resignation, Mr. Halperin, previously a Class II Director, was reclassified as a Class I Director.

  The persons named in the enclosed proxy will vote to elect Charles T. Brumback and Robert M. Halperin as Class I Directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each of the nominees has indicated his willingness to serve, if elected, but if any or all of the nominees should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by the Board of Directors.

DIRECTORS

  Set forth below are each director's name, age, positions with the Company, principal occupation, business experience during at least the past five years and the names of other publicly held corporations of which such director of the Company (including the two nominees for Class I Directors) serves as a director and the year during which each such person first became a director of the Company:

 NOMINEES

          CLASS I DIRECTORS (TERMS TO EXPIRE AT 2000 ANNUAL MEETING)

  Charles T. Brumback, 68, became a director of the Company in April 1996. Mr. Brumback was Chairman of Tribune Company ("Tribune") from January 1993 to December 1995 and Chief Executive Officer from August 1990 to May 1995. Previously, he served as President and Chief Operating Officer of Tribune and President and Chief Executive Officer of Chicago Tribune Company. He served as a Tribune board member from 1981 through May 1996.

  Robert M. Halperin, 68, has served as a director since May 1991. Mr. Halperin was Vice Chairman of the Board of Raychem Corporation from April 1990 to November 1994. Prior to April 1990, Mr. Halperin was President of Raychem Corporation.

 CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

           CLASS II DIRECTORS (TERMS EXPIRE AT 1998 ANNUAL MEETING)

  Peter C. Gotcher, 37, has served as a director since August 1995 and has been a consultant to the Company since May 1996. From January 1995 to April 1996, Mr. Gotcher was Executive Vice President and General Manager of Digidesign, the Company's Audio Division. From October 1983 to January 1995, Mr. Gotcher was President and Chief Executive Officer of Digidesign, Inc.

  William J. Warner, 42, the founder of the Company, has served as a director since the Company's inception in September 1987. Mr. Warner was President and Chief Executive Officer of the Company from its inception through, respectively, May and September 1991. Since January 1992, Mr. Warner has been Chairman of Wildfire Communications, Inc., a developer of personal communications products.

           CLASS III DIRECTORS (TERMS EXPIRE AT 1999 ANNUAL MEETING)

  William E. Foster, 53, has served as a director since January 1993. Mr. Foster has been Chairman of Stratus Computer, Inc. ("Stratus") since 1980 and Chief Executive Officer of Stratus since July 1996. Mr. Foster was also the Chief Executive Officer of Stratus from 1980 until January 1996. Mr. Foster also serves on the Board of Directors of VideoServer, Inc.

  William S. Kaiser, 41, has served as a director since August 1988 and served as Chairman of the Board from September 1991 until April 1996. Mr. Kaiser has been a general partner of Greylock Capital Limited Partnership since 1987. Mr. Kaiser has been associated with Greylock Management Corporation, a venture capital firm, since May 1986. Mr. Kaiser also serves on the Board of Directors of Spyglass, Inc., Open Market, Inc. and Raptor Systems, Inc.

  William J. Miller, 51, was appointed Chief Executive Officer and Chairman of the Board of the Company in April 1996 and President in September 1996. From March 1992 to September 1995, Mr. Miller served as Chief Executive Officer of Quantum Corporation. He was a member of the Board of Directors, and Chairman thereof, from, respectively, May 1992 and September 1993 to August 1995. From 1981 to March 1992, he served in various positions at Control Data Corporation, most recently as Executive Vice President and President, Information Services. Mr. Miller also serves on the Board of Directors of Innovex, Inc.

BOARD AND COMMITTEE MEETINGS

  The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's financial reporting and internal controls and policies, recommends the selection of the Company's independent auditors, reviews the overall plan and scope of the independent audit, and provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee met five times during 1996. The current Audit Committee members are Messrs. Brumback, Kaiser and Maeder.

  The Company has a standing Compensation Committee of the Board of Directors which reviews and recommends to the Board for approval the compensation programs for the Chief Executive Officer, other executive officers and key employees and reviews and recommends bonus and incentive plans and programs, including stock option and other stock-based plans. The Compensation Committee met on three occasions during 1996. The members of the Compensation Committee in 1996 were Messrs. Halperin and Kaiser. Mr. Foster became a member of the Compensation Committee in March 1997.

  The Compensation Committee has designated a standing Executive Option Grant Sub-Committee (the "Sub-Committee") composed of members of the Compensation Committee who are independent directors for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Sub-Committee is authorized to grant options with respect to which the Company wishes to preserve tax deductions available pursuant to Section 162(m) of the Code. Current Members of the Sub-Committee are Messrs. Kaiser and Foster.

  In January 1997, the Company established a Nominating and Governance Committee of the Board of Directors which provides recommendations to the Board regarding nominees for director and reviews the corporate governance structure of the Company. The Nominating and Governance Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to the Secretary of the Company, at the principal offices of the Company, who will forward such recommendations to the Nominating and Governance Committee for consideration. The current members of the Nominating and Governance Committee are Messrs. Halperin and Brumback.

  The Board of Directors met ten times during 1996. Except as set forth below, each director was present for at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served. Mr. Foster was present for seven meetings of the Board of Directors during 1996.

DIRECTORS' COMPENSATION

  The members of the Board of Directors who are not employees of the Company are each paid an annual retainer of $5,000. The Chairman of the Board, unless he is an employee of the Company, is paid an annual retainer of $10,000. In addition, each non-employee director is paid a fee of $1,000 for each meeting attended.

The Company does not pay directors who are also employees in connection with their service on the Board of Directors. The Company reimburses all of its directors for their out-of-pocket expenses in connection with performing their duties as directors of the Company.

  Under the Company's 1993 Director Stock Option Plan, as amended, directors of the Company who are not officers or employees of the Company or of any subsidiary of the Company receive a nonstatutory option to purchase 5,000 shares of Common Stock upon initial election to the Board of Directors. In addition, each director receives a nonstatutory option to purchase 3,000 shares of Common Stock on the date of each annual meeting of the stockholders of the Company, provided he has then served a minimum of six months on the Board of Directors.

  In August 1996, Mr. Halperin received a nonstatutory stock option to purchase 24,000 shares of Common Stock in connection with consulting services provided by Mr. Halperin to the Company.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION. The following table sets forth certain information concerning the compensation for each of the last three fiscal years of (i) the Company's Chief Executive Officer, (ii) the Company's four other most highly compensated executive officers during the fiscal year ended December 31, 1996, and (iii) three former executive officers of the Company who would have been among the executive officers described in clauses (i) and (ii) above but for the fact that they were not serving as executive officers on December 31, 1996 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                    ANNUAL COMPENSATION    COMPENSATION
                                                 ------------------------- ------------
                                                                            SECURITIES
                                                                            UNDERLYING
                                                                             OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR SALARY ($) BONUS ($) (SHARES)(#)   COMPENSATION ($)
---------------------------                      ---- ---------- --------- ------------  ----------------
William J. Miller .............................. 1996  273,750      --       250,000            --
 Chairman of the Board, President
 and Chief Executive Officer(1)
Rose G. O'Donnell............................... 1996  175,000      --        45,000(2)         --
 Senior Vice President.......................... 1995  150,000      --        35,000            --
 of Engineering................................. 1994   22,602     20,000     35,000            --
C. Edward Hazen................................. 1996  170,000      --        22,500(2)         --
 Senior Vice President of Business.............. 1995  130,000      --        10,000            --
 Development and Corporate Treasurer............ 1994  125,000     30,000       --              --
David E. Olson.................................. 1996  158,666     81,314     35,000            --
 Senior Vice President of Worldwide Operations.. 1995  114,758    138,370       --              --
 and Chief Operating Officer, Digidesign........ 1994  103,000     37,029     23,700            --
Eric C. Peters.................................. 1996  155,000      --        15,000(2)         --
 Senior Vice President and Chief................ 1995  140,000      --         5,000            --
 Technology Officer............................. 1994  140,000     20,000       --              --
Curt A. Rawley.................................. 1996   58,750      --        35,000(2)      176,250(4)
 President and Chief Executive.................. 1995  235,000      --        35,000
 Officer(3)..................................... 1994  195,000    131,000       --
Paul B. Madden(5)............................... 1996  170,000      --        35,000(2)         --
 Vice President, Broadcast...................... 1995  160,000      --        30,000            --
 Engineering.................................... 1994  125,000     40,000       --              --
Daniel A. Keshian............................... 1996  168,750      --        80,000(2)       56,250(4)
 President(6)................................... 1995  160,000      --        10,000            --
                                                 1994  145,000     35,000       --              --

--------
 (1) Mr. Miller became Chief Executive Officer and Chairman of the Board of the Company in April 1996 and became President of the Company in September 1996.

 (2) Includes options granted in 1996 in substitution for the surrender of options granted in 1995. See "Option Grants in Last Fiscal Year" and "Ten-Year Option Repricings."
 (3) Mr. Rawley served as President and Chief Executive Officer of the Company until January 1996.
 (4) Consists of amounts paid pursuant to severance agreements with the Company.
 (5) Mr. Madden served as Vice President of Engineering of the Company through November 1996.
 (6) Mr. Keshian served as President of the Company until September 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 1996.

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                           NUMBER OF     PERCENT OF                           ANNUAL RATES OF STOCK
                          SECURITIES   TOTAL OPTIONS                            APPRECIATION FOR
                          UNDERLYING     GRANTED TO   EXERCISE OR                OPTION TERM(4)
                            OPTIONS     EMPLOYEES IN   BASE PRICE  EXPIRATION ----------------------
                         GRANTED(#)(1) FISCAL YEAR(2) ($/SHARE)(3)    DATE      5%($)      10%($)
                         ------------- -------------- ------------ ---------- ---------- -----------
William J. Miller.......    250,000        11.00%        19.625     4/08/06    3,085,514  7,819,299
Rose G. O'Donnell.......     10,000         0.44         16.500     2/21/06      103,768    262,968
                             35,000(5)      1.54         16.500     2/21/06      363,187    920,386
C. Edward Hazen.........     12,500         0.54         16.500     2/21/06      129,710    328,709
                             10,000(5)      0.44         16.500     2/21/06      103,768    262,968
David E. Olson..........     15,000         0.66         16.500     2/21/06      155,641    394,451
                             20,000         0.88         21.375     4/15/06      268,852    681,325
Eric C. Peters..........     10,000         0.44         16.500     2/21/06      103,768    262,968
                              5,000(5)      0.22         16.500     2/21/06       51,884    131,484
Curt A. Rawley(6).......     35,000(5)      1.54         16.500     2/21/06      363,187    920,386
Paul B. Madden(7).......      5,000         0.22         16.500     2/21/06       51,884    131,484
                             30,000(5)      1.32         16.500     2/21/06      311,303    788,903
Daniel A. Keshian(8)....     70,000         3.08         16.500     2/21/06      726,373  1,840,773
                             10,000(5)      0.44         16.500     2/21/06      103,768    262,968

--------
(1) Options vest over a four year period (25% on the first anniversary of the date of grant and thereafter in 12 equal quarterly installments). The vesting of options held by certain Named Executive Officers may accelerate under certain circumstances. See "Employment and Other Agreements."
(2) Calculated based on grants of options to employees of the Company during 1996 to purchase up to an aggregate of 2,273,398 shares of Common Stock.
(3) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.
(4) Potential realizable value is based on an assumption that the market price of the Company's Common Stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the ten-year term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock price. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's Common Stock.
(5) Option granted pursuant to the Option Repricing Program in exchange for an existing option covering the same number of shares. See "Ten-Year Option Repricings."
(6) Pursuant to a severance agreement with the Company, only 25% of this option will vest and become exercisable.
(7) As a result of Mr. Madden's resignation, only 25% of each of these options vested.
(8) Pursuant to a severance agreement with the Company, only 50% of each of these options will vest and become exercisable.

  In February 1996, employees of the Company, including the Named Executive Officers, holding stock option grants with an exercise price of $28.48 per share or higher were offered the opportunity to exchange such option grants, each in whole and not in part, for new options ("Exchange Options"), each with an exercise price equal to the last reported sale price of the Company's Common Stock on February 21, 1996 and vesting over four years (25% on February 21, 1997 and the remainder in 12 equal quarterly installments).

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

  The following table sets forth information regarding options exercised during the year ended December 31, 1996 by the Named Executive Officers.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             SHARES                    UNDERLYING UNEXERCISED             IN-THE-MONEY
                            ACQUIRED       VALUE     OPTIONS AT FISCAL YEAR-END    OPTIONS AT FISCAL YEAR-END
  NAME                   ON EXERCISE(#) REALIZED($) EXERCISABLE/UNEXERCISABLE(#) EXERCISABLE/UNEXERCISABLE($)(1)
  ----                   -------------- ----------- ---------------------------- -------------------------------
William J. Miller.......       --           --               --  /250,000                      (2)
Rose G. O'Donnell.......       --           --               --  / 45,000                      (2)
C. Edward Hazen.........       --           --             37,906/ 27,094                      (2)
David E. Olson..........       --           --             21,725/ 43,394                 46,028/  (2)
Eric C. Peters..........       --           --            129,638/ 26,562                440,608/26,363
Curt A. Rawley..........    110,426      1,742,267        162,256/ 55,859                271,530/19,772
Paul B. Madden..........       --           --             33,750/ 42,500                 46,973/  (2)
Daniel A. Keshian.......     14,062        217,961         66,458/ 89,453                 48,966/ 6,591

--------
(1) The per-share value of unexercised in-the-money options is calculated by subtracting the per-share option exercise price from the last per-share sale price of the Company's Common Stock on the Nasdaq National Market on December 31, 1996.
(2) Options were not in-the-money.

REPRICING OF OPTIONS

  The following table sets forth information concerning all repricings of options since the Company became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), held by any person who served as an executive officer of the Company at any time during 1996. All such repricings were effected through the grant of replacement options in exchange for existing options.

                          TEN-YEAR OPTION REPRICINGS

                                     NUMBER OF      MARKET PRICE                         LENGTH OF ORIGINAL
                                    SECURITIES      OF STOCK AT  EXERCISE PRICE   NEW       OPTION TERM
                                    UNDERLYING        TIME OF      AT TIME OF   EXERCISE     AT DATE OF
         NAME            DATE   OPTIONS REPRICED(#) REPRICING($)  REPRICING($)  PRICE($)     REPRICING
         ----           ------- ------------------- ------------ -------------- -------- ------------------
Rose G. O'Donnell...... 2/21/96       35,000           16.50         29.75       16.50   8 years, 11 months
 Senior Vice President  1/25/95       35,000           29.75         41.25       29.75   9 years, 10 months
 of Engineering
C. Edward Hazen........ 2/21/96       10,000           16.50         29.75       16.50   8 years, 11 months
 Senior Vice President
  of
 Business Development
  and
 Corporate Treasurer
Eric C. Peters......... 2/21/96        5,000           16.50         29.75       16.50   8 years, 11 months
 Senior Vice President
  and
 Chief Technology Offi-
  cer
Judith M. Oppenheim.... 2/21/96       10,000           16.50         29.75       16.50   8 years, 11 months
 Senior Vice President
  of
 Human Resources and
 Corporate Services
Curt A. Rawley......... 2/21/96       35,000           16.50         29.75       16.50   8 years, 11 months
 President and Chief
 Executive Officer(1)
Paul B. Madden......... 2/21/96       30,000           16.50         29.75       16.50   8 years, 11 months
 Vice President, Broad-
  cast
 Engineering(2)
Daniel A. Keshian...... 2/21/96       10,000           16.50         29.75       16.50   8 years, 11 months
 President(3)

--------
(1) Mr. Rawley served as President and Chief Executive Officer of the Company until January 1996. Pursuant to a severance agreement with the Company, only 25% of this option will vest and become exercisable.
(2) Mr. Madden served as Vice President of Engineering of the Company through November 1996. As a result of Mr. Madden's resignation, only 25% of this option vested.
(3) Mr. Keshian served as President of the Company until September 1996. Pursuant to a severance agreement with the Company, only 50% of this option will vest and become exercisable.

REPORT OF COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

  In February 1996, the Board of Directors approved the exchange (the "Exchange") of outstanding options to purchase shares of the Company's Common Stock having exercise prices equal to or greater than $28.48 per share (the "Existing Options") for options exercisable at the fair market value of the Common Stock on February 21, 1996 (the "Exchange Options"). Because of declines in the market value of the Company's Common Stock, certain outstanding options in February 1996 were exercisable at prices which substantially exceeded the market value of the Common Stock. In view of such declines in market value and in keeping with the Company's philosophy of utilizing equity incentives to motivate and retain qualified employees, the Board of Directors and the Compensation Committee determined that it was important to regain the incentive intended to be provided by options to purchase shares of the Company's Common Stock.

  The Exchange was effected on February 21, 1996 by cancelling any Existing Options surrendered for cancellation by persons accepting the Exchange offer and granting such persons new options exercisable at $16.50 per share, the fair market value of the Common Stock at close of business on the date of the Exchange. Each of the Exchange Options vested 25% on February 21, 1997 and will vest thereafter in 12 equal quarterly installments. Other than with respect to exercise price and vesting, the option agreements relating to the Exchange Options are substantially the same as the option agreements for the Existing Options that they replaced.

                                          COMPENSATION COMMITTEE

                                          William S. Kaiser
                                          Robert M. Halperin

EMPLOYMENT AND OTHER AGREEMENTS

  In April 1996, in connection with Mr. Miller's employment as the Company's Chief Executive Officer and Chairman of the Board, the Company entered into an employment agreement with Mr. Miller. Under this agreement, Mr. Miller's initial annual base salary was set at $375,000. In addition, the Company granted Mr. Miller options to purchase an aggregate of 250,000 shares of Common Stock. The agreement provides Mr. Miller with severance benefits which include the payment of up to 12 months of Mr. Miller's base salary, and the acceleration by 12 months of the vesting of the options described above, if the Company terminates his employment other than for cause. In addition, during the period from the first to the second anniversary after a termination which occurs prior to the second anniversary of Mr. Miller's employment with the Company, the Company is required to pay Mr. Miller the amount, if any, by which his monthly base salary at the time of termination exceeds his monthly compensation from his new employer.

  In April 1996, in connection with his resignation, the Company entered into an agreement with Mr. Rawley providing him with severance pay consisting of 24 months of his base salary and certain employee benefits. In addition to receiving such severance pay, Mr. Rawley's options continued to vest through March 1997 and will remain exercisable through June 1998.

  In August 1996, in connection with his resignation, the Company entered into an agreement with Mr. Keshian providing him with severance pay consisting of 17 months of his base salary and certain employee benefits. In addition to receiving such severance pay, Mr. Keshian's options shall continue to vest through March 1998 and will remain exercisable through June 1998.

  In 1996 and 1997, the Company entered into, or offered to enter into, agreements with the Named Executive Officers (other than Messrs. Miller, Rawley, Madden and Keshian) providing certain severance benefits, including the payment of up to 12 months of such officer's base salary if the Company terminates such officer's employment other than for cause. In addition, during the period from the first to the second anniversary after a termination which occurs prior to the second anniversary of such officer's commencement of employment with the Company, the Company will pay such officer the amount by which his or her monthly base salary at the time of termination exceeds the monthly compensation from his or her new employer. Concurrently, the Company also entered into an agreement with each such officer providing severance benefits of two times such officer's employment compensation (grossed up to cover any excise tax imposed by Section 4999 of the Code) upon any termination of employment occurring within two years following a change in control of the Company, as defined in the agreement (the "Change in Control Agreements"). The Change in Control Agreements also provide that such officer's unvested options will become immediately exercisable if such termination subsequent to a change in control is (i) by the Company other than for cause or (ii) by the officer for good reason, as defined in the agreement.

REPORT OF THE COMPENSATION COMMITTEE

  During 1996, the Compensation Committee of the Board of Directors (the "Committee") was comprised of two non-employee directors. A third non-employee director was appointed to the Committee in March 1997. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership.

  This report is submitted by the Committee (as comprised in 1996) and addresses the Company's policies for fiscal 1996 as they apply to the Named Executive Officers.

  The Company uses its compensation program to achieve the following objectives:

  . To provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve the Company's customers and achieve its strategic objectives.

  . To align management's interest with the success of the Company.

  . To align management's interests with stockholders by including long-term equity incentives.

  . To increase profitability of the Company and, accordingly, increase stockholder value.

  The Committee believes that its executive compensation program provides an overall level of compensation that is competitive in the computer-based digital editing industry and among companies of comparable size and complexity. At the beginning of each fiscal year, the Company establishes an annual salary plan for the Company's senior executive officers based on recommendations by the Company's Chief Executive Officer and Senior Vice President of Human Resources. The Company's executive compensation program consists of base salary, annual incentive compensation, long-term equity incentives in the form of stock options and certain benefits, such as life insurance benefits, the Company's employee stock purchase program, medical and life insurance and 401(k) savings plans which are generally available to all employees of the Company.

  Base salary compensation is generally set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar business and of comparable size and success. In addition to external market data, salary is determined by the Company's financial performance and the individual's performance based on predetermined non-financial objectives. Non-financial objectives include an individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

  The Company's Executive and Senior Management Variable Compensation Program is an incentive program for executive officers. The primary purpose of the program is to provide annual cash incentives to executives to achieve the Company's annual financial goals which are established at the beginning of each fiscal year. Effective July 1, 1996, the Company revised the program to provide that annual cash bonuses would be calculated based on Return on Invested Capital ("ROIC"). To date, no bonuses have been paid based on ROIC. Previously, bonuses were paid based on earnings per share ("EPS"). ROIC is defined as after-tax profit as a percentage of total invested capital. For incentive plan purposes, total invested capital is shareholders' equity less cash reserves.

  This change in financial goals was initiated for two primary reasons. First, it is the Committee's belief that ROIC is more strongly related to shareholder value than is EPS and therefore that this change more closely aligns executive annual incentives with shareholder interests. Second, ROIC focuses executive attention on both the Company's profitability and the efficiency with which its assets are deployed. As such, the Committee believes that ROIC is a very useful measure for assessing the Company's operating performance.

  Long-term incentive compensation, in the form of stock options, helps to align the interests of management and stockholders and enables executives to develop a long-term stock ownership position in the Company. In addition to considering an executive's past performance, the Company's desire to retain an individual is of paramount importance in the determination of stock option grants. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and generally vest over a four-year period in order to encourage key employees to continue in the employ of the Company. Accordingly, stock options are intended to retain and motivate executives to improve long-term stock market performance.

  The Company's employee stock purchase program, which is available to virtually all employees, including executive officers, allows participants to purchase shares at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period.

  As the Company's President and Chief Executive Officer during fiscal 1996, Mr. Miller received salary compensation of $273,750 (consisting of a pro rata portion of his annual base salary of $375,000 for service from April 1996 through December 1996). Mr. Miller's salary was based on an assessment of comparative industry salaries using established executive compensation surveys.

  Section 162(m) of the Code generally disallows tax deductions to publicly traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation is not subject to this disallowance if certain requirements are met. The Company seeks to structure the compensation arrangements of its executive officers in a manner that is intended to avoid disallowances under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          William S. Kaiser
                                          Robert M. Halperin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee in 1996 were Messrs. Kaiser and Halperin, each of whom has received options to purchase stock. Mr. Foster became a member of the Compensation Committee in March 1997. No executive officer is a member of the Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on its review of copies of reports filed by persons required to file ownership reports under Section 16(a) of the Exchange Act ("'Reporting Persons"), and written representations from certain Reporting Persons, the Company believes that, except as follows, all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act. In June 1996, each non-employee director of the Company received an option to purchase 3,000 shares of Common Stock pursuant to the Company's 1993 Director Stock Option Plan. Such options were reported by Messrs. Foster and Kaiser on Form 5 under the Exchange Act in April 1997. In August 1996, Mr. Halperin received an option to purchase 24,000 shares of Common Stock. This option was reported by Mr. Halperin on Form 5 under the Exchange Act in April 1997.

STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from March 11, 1993 (the date on which the Company's Common Stock became registered under Section 12 of the Exchange Act) to December 31, 1996 with the cumulative total return of (i) the Nasdaq National Market Index and (ii) a Peer Group Index* over the same period. This comparison assumes the investment of $100 on March 11, 1993 in the Company's Common Stock, the Nasdaq National Market Index and the Peer Group Index and assumes dividends, if any, are reinvested.

                             [CHART APPEARS HERE]

                                  AVID         SIC       NASDAQ
Measurement period             TECHNOLOGY      CODE      MARKET
(Fiscal Year Covered)             INC.        INDEX      INDEX
---------------------           --------     --------    --------
Measurement PT -
03/11/93                        $ 100.00     $ 100.00    $ 100.00

FYE 12/31/93                    $ 106.50     $ 148.30    $ 119.85
FYE 12/30/94                    $ 160.65     $ 190.22    $ 125.84
FYE 12/31/95                    $  95.00     $ 192.17    $ 163.22
FYE 12/31/96                    $  51.88     $ 195.81    $ 202.83


--------
* Peer Group Index reflects the stock performance of the 85 publicly traded companies which comprise the SIC Code Index 3663 (Radio and Television Broadcasting and Communications Equipment).

                     APPROVAL OF 1997 STOCK INCENTIVE PLAN

  On February 26, 1997, the Board of Directors of the Company adopted, subject to stockholder approval, the 1997 Stock Incentive Plan (the "1997 Plan"). Up to 1,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1997 Plan.

SUMMARY OF THE 1997 PLAN

  The following summary of the 1997 Plan is qualified in its entirety by reference to the 1997 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

 DESCRIPTION OF AWARDS

  The 1997 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

  INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Currently, under the Code, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 1997 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note or by any other lawful means.

  RESTRICTED STOCK AWARDS. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. A maximum of 500,000 shares (as adjusted upon the occurrence of certain events and net of any shares subject to restricted stock Awards which are forfeited) may be issued pursuant to restricted stock Awards.

  OTHER STOCK-BASED AWARDS. Under the 1997 Plan, the Board has the right to grant other Awards, (including Awards of unrestricted Common Stock) and Awards, the value of which is based upon the value of Common Stock (such as securities convertible into Common Stock and stock appreciation rights) having such terms and conditions as the Board may determine.

 ELIGIBILITY TO RECEIVE AWARDS

  Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Currently, however, the Code provides that incentive stock options may be granted only to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1997 Plan may not exceed 300,000 shares per calendar year.

  As of April 14, 1997, approximately 1,530 persons were eligible to receive Awards under the 1997 Plan, including the Company's nine executive officers and five non-employee directors. The granting of Awards under the 1997 Plan is discretionary and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

  On April 14, 1997, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $14.25.

 ADMINISTRATION

  The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors or the Compensation Committee, the Executive Option Grant Sub-Committee or any other committee or executive officer to whom the Board delegates authority selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

  The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan), the Board of Directors is authorized to provide for outstanding Options or other stock-based Awards to be assumed or replaced, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or, if cash is to be received by holders of Common Stock on consummation of the Acquisition Event, to provide for a cash-out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1997 Plan.

 AMENDMENT OR TERMINATION

  No Award may be made under the 1997 Plan after February 26, 2007, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

 INCENTIVE STOCK OPTIONS

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 NONSTATUTORY STOCK OPTIONS

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

 RESTRICTED STOCK AWARDS

  A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made or just after the Award is granted if a Section 83(b) Election is made.

 OTHER STOCK-BASED AWARDS

  The tax consequences associated with any other stock-based Award granted under the 1997 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

 TAX CONSEQUENCES TO THE COMPANY

  The grant of an Award under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 1997 Plan who are employees or otherwise subject to withholding in connection with a restricted stock Award or the exercise of a nonstatutory stock option.

BOARD RECOMMENDATION

  The Board of Directors believes that the approval of the 1997 Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent accountants for the current fiscal year. Coopers & Lybrand has served as the Company's independent accountants since 1992. Although stockholder ratification of the Board of Directors' selection of Coopers & Lybrand is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Coopers & Lybrand.

  Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

  Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal office in Tewksbury, Massachusetts not later than December 24, 1997 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          Frederic G. Hammond
                                          Secretary

April 23, 1997

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      EXHIBIT A
                             AVID TECHNOLOGY, INC.

                           1997 STOCK INCENTIVE PLAN

1. Purpose

  The purpose of this 1997 Stock Incentive Plan (the "Plan") of Avid Technology, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Avid Technology, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. Eligibility

  All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3. Administration, Delegation

  (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

  (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

  (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. Stock Available for Awards

  (a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,000,000 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  (b) Per-Participant Limit. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 300,000 per calendar year. The Per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

  (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5. Stock Options

  (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

  (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

  (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

  (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

  (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

  (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

    (1) in cash or by check, payable to the order of the Company;

    (2) except as the Board may otherwise provide in an Option, delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

    (3) to the extent permitted by the Board and explicitly provided in the Option (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

    (4) any combination of the above permitted forms of payment.

6. Restricted Stock

  (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award"). The Company may issue Restricted Stock Awards for up to a maximum of 500,000 shares of Common Stock under this Plan (as adjusted pursuant to Section 4(c) and net of any Restricted Stock Awards forfeited under this Plan).

  (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. Other Stock-Based Awards

  The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. General Provisions Applicable to Awards

  (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

  (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

  (c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

  (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

  (e) Acquisition Events

    (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding
  Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which
  (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options;
  (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

    An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

    (2) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

  (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

  (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

  (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

  (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9. Miscellaneous

  (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

  (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

  (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

  (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

  (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                  DETACH HERE


                             AVID TECHNOLOGY, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                   This Proxy is Solicited on behalf of the
                       Board of Directors of the Company


P      The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoints
R Messrs. William J. Miller, William L. Flaherty and Frederic G. Hammond, and each of them, with full power of substitution, as proxies to represent and
O vote all shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Avid
X Technology, Inc. to be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, on Wednesday, June 4, 1997 at
Y 10:00 a.m., and at any adjournment thereof, with respect to the following matters set forth on the reverse side.



                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                               ----------------
                               SEE REVERSE SIDE
                               ----------------



                                                            DETACH HERE


    Please mark
[X] votes as in
    this example

  1. To elect the two nominees listed below to serve as Class I       2. To ratify and approve the adoption    FOR  AGAINST  ABSTAIN
     Directors for a term of three years.                                of the Company's 1997 Stock           [_]    [_]      [_]
                                                                         Incentive Plan.
  Nominees: Mr. Charles T. Brumback and Mr. Robert M. Halperin

        [_] FOR           [_] WITHHELD                                3. To ratify the selection of Coopers &  [_]    [_]      [_]
            BOTH              FROM BOTH                                  Lybrand, L.L.P. as independent
            NOMINEES          NOMINEES                                   accountants of the Company.


  [_]______________________________________________                   4. In their discretion, the proxies are authorized to vote
     For each of the nominees except as noted above                      upon such other matters as may properly come before the
                                                                         meeting or any adjournment thereof.

                                                                          MARK HERE    [_]         MARK HERE    [_]
                                                                          FOR ADDRESS              IF YOU PLAN
                                                                          CHANGE AND               TO ATTEND
                                                                          NOTE AT LEFT             THE MEETING

                                                                          Please sign and return immediately.

                                                                          When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one
                                                                          trustee, all should sign.  All joint owners must sign.

Signature:______________________________________Date:__________  Signature:_____________________________________Date:__________
